Exhibit 99.1

Nationstar Reports Fourth Quarter and Full Year 2017 Financial Results

  Quarterly GAAP income of $41 million, $0.41 per diluted share and $42 million adjusted income, $0.43 per diluted share
  Adjusted servicing profitability of 5.8 basis points (bps)
  Servicing portfolio at $508 billion with 3.2 million customers
  Servicing GAAP pretax income of $77 million, adjusted pretax income of $78 million
  Originations GAAP pretax income of $30 million, adjusted pretax income of $34 million
  Xome GAAP pretax income of $12 million, adjusted pretax income of $12 million

DALLAS--(BUSINESS WIRE)--March 1, 2018--Nationstar Mortgage Holdings Inc. (NYSE: NSM) today reported fourth quarter GAAP net income of $41 million, or $0.41 per diluted share driven principally by strong operating results in the servicing segment. On an adjusted basis, the Company reported earnings for the fourth quarter of $42 million, or $0.43 per diluted share.

"Nationstar had an outstanding year in 2017," said Jay Bray, Chairman and Chief Executive Officer. "We welcomed over one million new servicing customers, launched new origination channels, and expanded our third-party client base at Xome®. Last month we announced our transformational agreement to merge with WMIH Corp. and we are both committed to continuing and accelerating our growth, leveraging our best-in-class integrated servicing and originations platform. We have taken considerable steps to make homeownership more rewarding for our three million customers and we look forward to identifying additional opportunities to enhance value for the combined company’s shareholders."

Servicing

For the fourth quarter, Servicing earned $77 million GAAP pretax income or $78 million adjusted pretax income (5.8 basis points). Adjusted profitability increased 23% sequentially driven by decreased amortization and lower expenses. We also continued to implement technology and process initiatives to improve overall servicing profitability. For the full year, the Servicing segment achieved $76 million GAAP pretax income or $248 million adjusted pretax income.

	Quarter Ended
($ in millions)	Q3'17(1)		Q4'17(2)
	$	BPS	$	BPS
Operational revenue	$295	22.6	$284	21.2
Amortization	(60)	(4.6)	(55)	(4.1)
Mark-to-market	(44)	(3.4)	—	—
Total revenues	191	14.6	229	17.1
Expenses	(185)	(14.2)	(173)	(12.9)
Total other income (expenses), net	9	0.7	21	1.5
Income before taxes (GAAP)	15	1.1	77	5.7
Mark-to-market	44	3.4	—	—
Adjustments	2	0.2	1	0.1
Adjusted pretax income	$61	4.7	$78	5.8

We expanded our portfolio by boarding $175 billion loans during the year, including $145 billion of subservicing. We aim to prudently grow the portfolio through originations, MSR, and subservicing transactions that meet or exceed hurdle rates.

	Quarter Ended
	Q3'17	Q4'17
Ending UPB ($B)	$533	$508
Average UPB ($B)	$521	$536
60+ day delinquency rate	3.2%	3.4%
Annualized CPR	13.8%	12.7%
Annualized CPR, net of recapture	11.9%	11.0%
Modifications and workouts	12,550	29,905

The Company enters 2018 with strong tailwinds for the servicing segment that we believe should continue to drive increased servicing profitability and cash flow. Prepayments are trending lower, down 26% year-over-year, extending the life of an average loan and increasing the value of the servicing portfolio. Annualized CPR, net of recapture was 15% in the fourth quarter 2016 compared to an average of 13% for the fourth quarter 2017. The Company has grown the portfolio 7% year-over-year with predominantly high-performing loans and limited use of capital. In 2018 Nationstar will implement initiatives designed to leverage scale and reduce expenses. These initiatives will provide customers with the tools, technology, and education necessary to take full control of their home loan experience through self-service. The Company believes adjusted servicing profitability should exceed 6.0 bps on average for the full year 2018 based on the current annualized CPR, net of recapture.

Originations

The Originations segment posted $30 million GAAP pretax income or $34 million adjusted pretax income in the fourth quarter. We funded approximately $5.2 billion and recapture improved sequentially to 26%. The decline in pretax income was driven by a shift in channel mix, increased rates and seasonality. For the full year, Originations earned $153 million GAAP pretax income or $163 million adjusted pretax income and funded over $19.1 billion.

	Quarter Ended
($ in millions)	Q3'17	Q4'17
Income before taxes (GAAP)	$45	$30
Adjustments	1	4
Adjusted pretax income	$46	$34

	Quarter Ended
($ in millions)	Q3'17	Q4'17
Total pull through adjusted volume	$4,930	$4,796
Funded volume	$5,102	$5,152
Recapture percentage	24%	26%
Purchase volume as a percentage of funded volume	36%	37%

Throughout 2017 we made key investments in the correspondent, purchase recapture and new customer acquisition channels. We believe these expansions are critical to developing and maintaining relationships with existing and new customers. We also plan to leverage key customer data through our needs-based product offerings designed to restructure debt and lower monthly payments. We believe that these investments will allow us to grow volume and improve profitability.

Xome

Xome delivered $12 million GAAP pretax income or $12 million adjusted pretax income in the fourth quarter. The Exchange business sold over 2,700 properties in the quarter, exiting the year with approximately 6,900 properties in inventory due to improving third-party inflows. Quarter-over-quarter, third-party inflows increased 24% and third-party closings now represent 17% of total sales. The Services business continues to gain new business opportunities and this quarter we added nine new title clients which should provide us with additional revenue and relationships. SaaS remained consistent on a sequential basis as we continue building our white-label product and referral program.

	Quarter Ended
($ in millions)	Q3'17	Q4'17
Income before taxes (GAAP)	$11	$12
Adjustments	1	—
Adjusted pretax income	$12	$12

Adjusted pretax income margin	18%	18%

In addition, we continue to see growth in our referral program which launched earlier this year. Our referral relationship allows homeowners selling their homes to have access to Xome's exchange platform, real estate agent panel and transaction support to facilitate the lending, title and overall closing experience. The program, launched this last year, has 1,700 property listings and over 700 closings, presenting opportunities for diversified non-default fee income, purchase originations and Xome downstream services.

	Quarter Ended
	Q3'17	Q4'17
Default property listings sold	2,772	2,725
Default property listings at period end	6,764	6,886
Referral property listings sold	311	409
Xome services completed orders	99,407	96,281
Percentage of revenue earned from third-party customers	33%	29%

Key strategies for 2018 include re-entering the property inspection and property preservation businesses in order to capture additional revenue and clients. Orders are expected to begin in April.

Conference Call Webcast and Investor Presentation

The Company will host a conference call on March 1, 2018 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 1495907 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor Information section of http://www.nationstarholdings.com. A replay will also be available by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 1495907 to access the replay. The replay will be accessible through March 15, 2018.

Non-GAAP Financial Measures

The Company utilizes non-GAAP (or “adjusted”) financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Adjusted earnings (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Adjusted earnings (loss) also eliminates in each segment, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Important Information & Where to Find It

This communication is being made in respect of the proposed merger transaction involving WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”). WMIH intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of WMIH and Nationstar and a prospectus of WMIH, and each party will file other documents regarding the proposed transaction with the SEC. Any definitive proxy statement(s)/prospectus(es) will also be sent to the stockholders of WMIH and/or Nationstar, as applicable, seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of WMIH and Nationstar are urged to carefully read the entire registration statement(s) and proxy statement(s)/prospectus(es), when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by WMIH and Nationstar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com, and the documents filed by Nationstar may be obtained free of charge from Nationstar at www.nationstarholdings.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104, Attn: Secretary, or by calling (206) 922-2957, or from Nationstar upon written request to Nationstar Mortgage Holdings Inc., 8950 Cypress Waters Blvd, Dallas, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.

WMIH and Nationstar and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of WMIH and/or Nationstar, as applicable, in favor of the approval of the merger. Information regarding WMIH’s directors and executive officers is contained in WMIH’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 and its Proxy Statement on Schedule 14A, dated April 18, 2017, which are filed with the SEC. Information regarding Nationstar’s directors and executive officers is contained in Nationstar’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, and its Proxy Statement on Schedule 14A, dated April 11, 2017, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement(s) and the proxy statement(s)/prospectus(es) and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. These forward looking statements include, but are not limited to, statements regarding Servicing's profitability and cash flow, Originations product set and retention, and Xome's key strategies and products. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Certain of these risks and uncertainties are described in the "Business" and "Risk Factors" sections of our most recent annual report and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Nationstar undertakes no obligation to publicly update or revise any forward looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars and shares in millions, except per share data)

	Quarter Ended
	September 30, 2017	December 31, 2017
Revenues:
Service related, net	$296	$295
Total MTM	(44)	—
Net gain on mortgage loans held for sale	154	142
Total revenues	406	437

Total expenses	368	366

Other income (expense):
Interest income	157	162
Interest expense	(181)	(174)
Other income (expenses)	(2)	(1)
Total other income (expenses), net	(26)	(13)
Income before income tax expense	12	58
Income tax expense	5	17
Net income attributable to Nationstar	$7	$41

Earnings per share attributable to common stockholders:
Basic	$0.07	$0.42
Diluted	$0.07	$0.41
Weighted average shares of common stock outstanding:
Basic	98	98
Diluted	99	99

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30, 2017	December 31, 2017

Assets
Cash and cash equivalents	$224	$215
Restricted cash	356	360
Mortgage servicing rights at fair value	2,961	2,941
Advances and other receivables, net	1,625	1,706
Reverse mortgage interests, net	10,299	9,984
Mortgage loans held for sale at fair value	1,646	1,891
Mortgage loans held for investment, net	143	139
Property and equipment, net	127	121
Derivative financial instruments at fair value	76	65
Other assets	547	614
Total assets	$18,004	$18,036

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$1,873	$1,874
Advance facilities, net	797	855
Warehouse facilities, net	2,774	3,285
Payables and accrued liabilities	1,188	1,234
MSR related liabilities - nonrecourse at fair value	1,066	1,006
Mortgage servicing liabilities	53	41
Derivative financial instruments at fair value	7	5
Other nonrecourse debt, net	8,569	8,014
Total liabilities	16,327	16,314
Total stockholders' equity	1,677	1,722
Total liabilities and stockholders' equity	$18,004	$18,036

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(dollars in millions, except per share data)

	Quarter ended September 30, 2017
				Corporate
	Servicing	Originations	Xome	and Other	Elim.	Consolidated

Revenues:
Service related, net	$191	$16	$65	$—	$(20)	$252
Net gain on mortgage loans held for sale	—	134	—	—	20	154
Total revenues	191	150	65	—	—	406
Total expenses	185	106	54	23	—	368
Other income (expense):
Interest income	141	14	—	2	—	157
Interest expense	(130)	(13)	—	(38)	—	(181)
Other expense (income)	(2)	—	—	—	—	(2)
Total other income (expense)	9	1	—	(36)	—	(26)
Pretax income (loss)	$15	$45	$11	$(59)	$—	$12

Income tax expense						5
Net income attributable to Nationstar						$7
Earnings per share
Basic						$0.07
Diluted						$0.07

Adjusted Earnings:
Pretax income (loss)	$15	$45	$11	$(59)	$—	$12
MTM (1)	44	—	—	—	—	44
Adjustments	2	1	1	3	—	7
Adjusted pretax income (loss)	$61	$46	$12	$(56)	$—	$63
Income tax expense						(23)
Adjusted earnings						$40
Adjusted diluted EPS						$0.41

(1)	We reevaluated the presentation related to certain GNMA early buyout activities and reclassified these items from operational revenues to mark-to-market revenues. The effect of this change is a $4 million reduction in adjusted pretax income for the third quarter 2017 versus the prior presentation. GAAP income before taxes and cash flow were not affected by this reclassification.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(dollars in millions, except per share data)

	Quarter ended December 31, 2017
				Corporate
	Servicing	Originations	Xome	and Other	Elim.	Consolidated

REVENUES:
Service related, net	$229	$16	$66	$1	$(16)	$295
Net gain on mortgage loans held for sale	—	126	—	—	16	142
Total revenues	229	142	$65	1	—	437
Total expenses	173	113	54	26	—	366
Other income (expense):
Interest income	143	16	—	3	—	162
Interest expense	(121)	(15)	—	(38)	—	(174)
Other expense	(1)	—	1	(1)	—	(1)
Total other income (expense)	21	1	1	(36)	—	(13)
Pretax income (loss)	$77	$30	$12	$(61)	$—	$58

Income tax expense						(17)
Net income attributable to Nationstar						$41
Earnings per share
Basic						$0.42
Diluted						$0.41

Adjusted Earnings:
Pretax income (loss)	$77	$30	$12	$(61)	$—	$58
MTM (2)	—	—	—	—	—	—
Adjustments	1	4	—	3	—	8
Adjusted pretax income (loss)	$78	$34	$12	$(57)	$—	66
Income tax expense						(24)
Adjusted earnings						$42
Adjusted diluted EPS						$0.43

(2)	We reevaluated the presentation related to certain GNMA early buyout activities and reclassified these items from operational revenues to mark-to-market revenues. The effect of this change is a $4 million reduction in adjusted pretax income for the fourth quarter 2017 versus the prior presentation. GAAP income before taxes and cash flow were not affected by this reclassification.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(dollars in millions, except per share data)

	Year ended December 31, 2017
				Corporate
	Servicing	Originations	Xome	and Other	Elim.	Consolidated

REVENUES:
Service related, net	$766	$63	$291	$2	$(79)	$1,043
Net gain on mortgage loans held for sale	—	528	—	—	79	607
Total revenues	766	591	$291	2	—	1,650
Total expenses	691	439	247	98	—	1,475
Other income (expense):
Interest income	527	55	—	15	—	597
Interest expense	(523)	(54)	—	(154)	—	(731)
Other expense (income)	(3)	—	9	(3)	—	3
Total other income (expense)	1	1	9	(142)	—	(131)
Pretax income (loss)	$76	$153	$53	$(238)	$—	$44

Income tax expense						13
Net income attributable to noncontrolling interest						1
Net income attributable to Nationstar						$30
Earnings per share
Basic						$0.31
Diluted						$0.30

Adjusted Earnings:
Pretax income (loss)	$76	$153	$53	$(238)	$—	$44
MTM (3)	160	—	—	—	—	160
Adjustments	12	10	(5)	11	—	28
Adjusted pretax income (loss)	$248	$163	$48	$(227)	$—	232
Income tax expense						85
Adjusted earnings						$147
Adjusted diluted EPS						$1.48

(3)	We reevaluated the presentation related to certain GNMA early buyout activities and reclassified these items from operational revenues to mark-to-market revenues. The effect of this change is a $20 million reduction in adjusted pretax income for 2017 versus the prior presentation. GAAP income before taxes and cash flow were not affected by this reclassification.

CONTACT:
Nationstar Mortgage Holdings Inc.
Megan Portacci, 469-426-3118